UNITED STATES OF AMERICA
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K



                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934



        Date of Report (Date of earliest event reported) April 29, 1999
                                                  --------------
                                (April 15, 1999)
                                 ---------------


                           COMTEC INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)



        New Mexico                0-12116                  75-2456757
      (State or other           (Commission               (IRS Employer
       Jurisdiction             File Number)            Identification No.)
     Of Incorporation)

            9350 East Arapahoe Road, Suite 340, Englewood, Co. 80112
               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:   (303) 662-1198



                       This Document consists of 26 pages

Item 2:  Acquisition or Disposition of Assets


Disposition of Assets

On April 15, 1999, a wholly owned subsidiary of the Registrant, American Wireless Network, Inc., a Colorado Corporation, executed an Asset Acquisition Agreement with S.E. 900, Inc., ("Buyer") a Delaware corporation to be formed as a subsidiary of Chadmoore Wireless Group, Inc., a Colorado Corporation. The purpose of the Asset Acquisition Agreement is to facilitate the sale by American Wireless Network, Inc. to S.E. 900, Inc. of specifically identified 900 MHz Licenses and American Wireless Network, Inc.'s customer base and customer lists associated with the specified 900 MHz licenses. The sale is subject to certain conditions and events, including final and unappealable regulatory approvals relating to the transfer of the licenses to the Buyer. In consideration for the sale, the Buyer is to assume approximately $1,400,000 of American Wireless Network, Inc.'s debt to the Federal Communications Commission related to the licenses, issue common shares of Buyer representing a seven and one half percent interest in S.E. 900, Inc. and American Wireless Network, Inc. is to receive up to 100,000 warrants to purchase stock of Chadmoore Wireless Group, Inc. at a strike price of $.50 per share. The purchase price and terms were determined through negotiations between the respective management of American Wireless Network, Inc. and Chadmoore Wireless Group, Inc.

The Buyer, S.E. 900, Inc., a Delaware corporation to be formed as a subsidiary of Chadmoore Wireless Group, Inc., a Colorado Corporation, is located at 2875 East Patrick Lane, Suite G, Las Vegas, Nevada. Prior to this disposition, neither the Registrant, nor any of its subsidiaries, directors, officers or persons associated with the Registrant's officers and directors had any relationship with S.E. 900, Inc., Chadmoore Wireless Network, Inc. or any of the respective officers or directors, nor any associated subsidiaries, directors, officers or persons associated with said officers and directors.

The 900 MHz Licenses and American Wireless Network, Inc.'s customer base and customer lists associated with the specified 900 MHz licenses to be sold to S.E. 900, Inc. were purchased by American Wireless Network, Inc. on July 6, 1998 as a part of the acquisition of divisional segment assets from Centennial Communications Corp. which was reported in Item 2 of form 8K's dated December 26, 1997, and September 3, 1998 and Items 2 and 7 of the form 8K-A and Exhibits thereto dated February 9, 1999.


Exhibits

     Exhibit 1.  Asset Acquisition Agreement





                                   SIGNATURES

                                              ComTec International, Inc.
                                              --------------------------
                                                     (Registrant)

Date:   April 29, 1999
                                    s/s Gordon Dihle
                                    ----------------------------------------
                                    Gordon Dihle - Authorized Officer, CFO
                                    and Secretary.


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


Exhibit 1.  8K  (ComTec International, Inc.)

                           ASSET ACQUISITION AGREEMENT


This ASSET ACQUISITION AGREEMENT (the "Agreement") is made and entered into as of April _15_, 1999 among Chadmoore Wireless Group, a Colorado corporation (the "Parent"), S.E. 900, Inc., a Delaware corporation to be formed (the "Buyer"), American Wireless Network, Inc., a Colorado corporation (the "Company"), and ComTec International, Inc., the sole shareholder of the Company (the "Shareholder").


                                     RECITAL

The Parent and the Buyer desires the Buyer to acquire, and the Company desires to sell to the Buyer, the Purchased Assets (as defined below) upon the terms and conditions set forth in this Agreement (the "Acquisition"). The intent of this Agreement is for Buyer to purchase from the Company the specifically identified 900 MHz Licenses, the Company's customer base and any customer lists owned by the Company associated with the 900 MHz licenses listed on Schedule 1.1. As an additional part of this Agreement, Buyers will lease from the Company equipment described and in accordance with the Lease Agreement and further shall be assigned by the Company site leases associated with the Licenses.

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                                    ARTICLE I

                              THE PURCHASE AND SALE

1.1 Transfer of Assets. At the Closing (as defined in Section 1.3 hereof) and subject to and upon the terms and conditions of this Agreement, the Company shall sell, convey, assign, transfer and deliver to the Buyer, and the Buyer shall purchase and acquire from the Company, good and valid title to certain assets of the Company, including the Federal Communications Commission ("FCC") 900 MHz licenses (the "Licenses"), set forth on Schedule 1.1 hereto (the "Purchased Assets"), free and clear of any mortgage, pledge, security interest, conditional sale agreement, encumbrance, lien or charge of any kind or claims of any third party (a "Lien"), with the exception of lien by the FCC relating to the FCC Note, as defined below, and except for any inchoate Lien that arises by operation of law for taxes that are not yet due and payable. The Buyer shall not purchase and acquire, and the Company shall retain, all assets of the Company either not included in the Purchased Assets or not listed on Schedule 1.1 (the "Excluded Assets").

1.2 Non-Assumption of Liabilities. The Buyer shall not assume or have any responsibility for any liability, obligation or commitment of any nature of the Company, whether now or hereafter existing, and the Company shall retain and be responsible for all such liabilities, obligations or commitments; provided, however, that Buyer will assume the FCC Note, as defined below.

1.3 Purchase Price. In consideration for the sale and transfer of the Purchased Assets, the Buyer shall (i) assume approximately $1.4 million of the Company's outstanding indebtedness to the FCC relating to the original issuance of the Licenses, as verified by FCC records (the "FCC Note") pursuant to the terms of an Assumption Agreement in substantially the same form as set forth in Exhibit A (the "Assumption Agreement"), (ii) the issuance of shares of Common Stock of Buyer representing a 7.5% ownership interest in Buyer on a fully diluted basis (the "Shares"); (iii) the issuance of a Warrant (the "Warrant") to purchase 50,000 shares of Common Stock of Parent at the exercise price of $.50 per share for a period of 3 years; provided, however, that if on the day of public disclosure of this Agreement, the average of the previous 5 day closing average of the bid and ask price as quoted on the NASD's bulletin board (the "Bulletin Board") is less than $.50, the number of shares shall be increased by the same proportion that the share price is less than $.50; provided further, that in no event shall the number of shares exceed 100,000 in substantially the same form attached as Exhibit B. The total of the above described items is hereinafter referred to as the "Estimated Purchase Price," which Estimated Purchase Price shall be subject to adjustment pursuant to Section 5.11 below. The Estimated Purchase Price as so adjusted shall be referred to as the "Adjusted Purchase Price."

1.4 The Final Closing.  Unless this Agreement is earlier terminated  pursuant to
Section 8.1, the final closing of the Acquisition (the "Closing") will take place as promptly as practicable, but no later than two (2) business days, following satisfaction or waiver of the conditions set forth in Article VI hereof, at the offices of Parent, unless another place or time is agreed to in writing by the Buyer and the Company. The date upon which the Closing actually occurs is herein referred to as the "Closing Date."

1.5 Deliveries by the Company and the Shareholder. At the Closing, the Company and the Shareholder shall deliver, or cause to be delivered the following:

     (a) a copy of the Company's Articles of Incorporation, as amended through the Closing Date, certified by the Secretary of State for the State of Colorado;

     (b) a certificate of the Secretary of State for the State of Colorado to the effect that the Company is legally existing and in good standing under the laws of such state;

     (c) a Bill of Sale and Assignment transferring and assigning to the Buyer all of the Company's right, title and interest in and to the Purchased Assets, substantially in the form attached hereto as Exhibit C (together with original consents of the other parties to any contracts or leases whenever not assignable without consent) (the "Bill of Sale");

     (d) an executed FCC Form 1046 and any other documents or forms as may be required by the FCC to finalize assignment to the Buyer of each of the Licenses;

     (e) the compliance certificate executed by the Company's President required by Section 6.3(b);

     (e) a certificate of the Secretary of the Company attesting to the incumbency and signatures of the appropriate officers of the Company and certifying as to the minutes of the corporate proceedings of the Company with respect to the transactions contemplated hereby is a true, correct and complete copy and that such minutes have not been rescinded, superseded or otherwise modified since the date thereof;

     (g) the Customer Lists and Vendor List (as defined in Section 2.26);

     (h) an executed Systems Management Agreement (as defined in 6.2(c)) between each Shareholder and the Buyer required by Section 6.3(c);

     (i) the opinions of counsel for the Company required by Section 6.3(f);

     (j) such Uniform Commercial Code termination statements, releases, reconveyance and other documents and instruments which may be reasonably necessary to effect the transactions contemplated hereby or which may reasonably be requested by the Buyer;

1.6 Deliveries by the Buyer. At the Closing, the Buyer shall deliver, or cause to be delivered:

     (a) a stock certificate issued to the Company representing the Shares;

     (b) the Warrant;

     (c) the Assumption Agreement;

     (d) a stock certificate of Buyer representing the Shares;

     (e) the compliance certificate executed by the appropriate officer of each of the Parent and the Buyer required by Section 6.2(b);

     (f) System Management Agreement; and

     (g) the Lease Agreement.


                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                               AND THE SHAREHOLDER


The Company and each Shareholder, jointly and severally, represents and warrants to the Parent and the Buyer, subject to such exceptions as are specifically disclosed in the disclosure schedule supplied by the Company and the Shareholder to the Parent and the Buyer (the "Disclosure Schedules") and dated as of the date hereof, as follows:

2.1 Organization of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado. The Company has the corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the business, assets (including intangible assets), financial condition or results of operations of the Company (hereinafter referred to as a "Material Adverse Effect"). The Company has delivered a true and correct copy of its Articles of Incorporation and Bylaws, each as amended to date, to the Buyer.

2.2 Authority. Each of the Parent and the Buyer has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Buyer. This Agreement has been duly executed and delivered by each of the Parent and the Buyer and constitutes the valid and binding obligations of each of the Parent and the Buyer, enforceable in accordance with its terms, except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

2.3 LEFT INTENTIONALLY BLANK

2.4 No Default; Non-Contravention. Neither the execution and delivery of this Agreement and all other documents contemplated hereby nor the consummation of the transactions hereby contemplated by Buyer will constitute any violation or breach of the Certificate of Incorporation or By-Laws of Buyer or any provision of any contract, agreement, instrument, judicial or administrative order or decree to which Buyer is a party.

2.5 Sole Shareholder. Shareholder is the sole Shareholder of the Company and, other than securities held by Shareholder there are no outstanding shares of Common Stock, preferred stock or any other equity securities of the

Company, and there are no options, warrants, calls, conversion rights, commitments or agreements of any character to which the Company or the Shareholder are a party or by which the Company or the Shareholder may be bound that do or may obligate the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the Common Stock, preferred stock or other equity securities or that do or may obligate the Company to grant, extend or enter into any such option, warrant, call, conversion right, commitment or agreement. There are no outstanding arrangements, agreements, commitments or understandings of any kind affecting or relating to the voting, issuance, purchase, redemption, repurchase or transfer of any capital stock of the Company or any other securities of the Company.

2.6 Subsidiaries. The Company does not have and has never had any subsidiaries or affiliated companies and does not otherwise own and has never otherwise owned any shares of capital stock or any interest in, or control, directly or indirectly, any other corporation, partnership, association, joint venture or other business entity.

2.7 No Conflicts . Except as set forth on Schedule 2.4, the execution and delivery of this Agreement by the Company does not, and, as of the Closing, the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit (any such event, a "Conflict") under (i) any provision of the Articles of Incorporation or Bylaws of the Company or (ii) any mortgage, indenture, lease, contract or other agreement or commitment (any such instrument being referred to as a "Contract"), permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or its properties or assets or the Shareholder. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or foreign governmental authority, instrumentality, agency or commission ("Governmental Entity") or any third party (so as not to trigger any Conflict), is required by or with respect to the Company or the Shareholder in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for FCC approval of the transfer of the Licenses to Buyer and such other consents, waivers, authorizations, filings, approvals and registrations which are set forth on Schedule 2.4.

2.8 LEFT INTENTIONALLY BLANK

2.9 No Undisclosed Liabilities. Except as set forth in Schedule 2.9, the Company does not have any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, in excess of $100,000 in the aggregate, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with GAAP).

2.10 No Changes. Except as specifically set forth in Schedule 2.10, since Interim Balance Sheet Date, there has not been, occurred or arisen any:

     (a) transaction by the Company that affects in any way the Licenses or the Equipment;

     (b) destruction of, damage to or loss of any of the Equipment (whether or not covered by insurance);

     (c) amendment or termination of any Contract that affects the Licenses or the Equipment;

     (d) the granting of any Lien to any person relating to the Licenses or the Equipment;

     (e) the commencement or notice or threat of commencement of any lawsuit or proceeding against or investigation of the Company or its affairs;

     (f) notice of any claim of ownership by a third party of the Licenses or the Equipment;


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

     (g) issuance or sale by the Company of any of its shares of capital stock, or securities exchangeable, convertible or exercisable therefor, or of any other of its securities;

     (h) change in pricing or royalties paid or charged by the Company relating to the SMR business since January 1, 1999;

     (i) any event or condition of any character that has or could be reasonably expected to have a Material Adverse Effect; or

     (j) negotiation or agreement by the Company or the Shareholder, or any other officer or employees of the Company to do any of the things described in the preceding clauses (a) through (r) (other than negotiations with the Parent, the Buyer and their representatives regarding the transactions contemplated by this Agreement).

2.11 Restrictions on Business Activities. Except as set forth in Schedule 2.11, there is no agreement (noncompete or otherwise), commitment, judgment, injunction, order or decree to which the Company is a party or otherwise binding upon the Company which has or reasonably could be expected to have the effect of prohibiting or impairing any business practice of the Company, any acquisition of property (tangible or intangible) by the Company or the conduct of business by the Company.

2.12 Lease Sites; Absence of Liens and Encumbrances; Condition of Equipment.

     (a) Schedule 2.12(a) sets forth (i) a list of all site leases to be assigned to Buyer (the "Site Leases"). All such Site Leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not with respect to the Company and any other party to such leases, under any of such leases any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default). Neither the Company nor the Shareholder have received any notice of any condemnation proceeding with respect to any portion of the Site Leases or any access thereto, and no such proceeding is contemplated by any government authority.

     (b) Except as described in Schedule 2.12(d), the Site Leases are (i) adequate for the conduct of the business of the Company as currently conducted and (ii) the Equipment is in good operating condition, regularly and properly maintained, subject to normal wear and tear.

2.13 Agreements, Contracts and Commitments. The Company does not have, is not a party to nor is it bound by any agreement other than the FCC Note, Site Leases and customer contracts that affect the Licenses or the Equipment. Except as set forth in Section 2.13 which sets forth the basic understanding of such dealer agreements, the Company does not have any dealer agreements either written or oral and has no knowledge of any claim of a dealer agreement.

2.14 Governmental Authorization. Other than the Licenses, Schedule 2.14 accurately lists each material consent, license, permit, grant or other authorization issued to the Company by a Governmental Entity (i) pursuant to which the Company currently operates or holds any interest in any of its properties or (ii) which is required for the operation of its business or the holding of any such interest (herein collectively called "Government Authorizations"). The Government Authorizations are in full force and effect and constitute all Government Authorizations required to permit the Company to operate or conduct its business substantially as it is currently and has been conducted or hold any interest in its properties or assets.

2.15 Litigation. Except as set forth in Schedule 2.15, there is no investigation pending or threatened against the Company, its properties or any of its officers or directors (nor is there any basis therefor) by or before any Governmental Entity. Schedule 2.15 sets forth, with respect to any pending or threatened action, suit, proceeding or investigation, the forum, the parties thereto, the subject matter thereof and the amount of damages claimed or other remedy requested. No Governmental Entity has at any time challenged, questioned or reviewed the legal right of the Company to conduct its business or operate an SMR operation.

2.16 Equipment. The list of equipment set forth as a schedule to the Equipment Lease Agreement is a complete and accurate description of all of the Company's equipment utilized in its SMR business (the "Equipment"). Except as set forth on
Schedule 2.16, all equipment is located on the Company's premises and are owned by the Company.

2.17 LEFT INTENTIONALLY BLANK

2.18 No Defaults. The Company is not, nor has the Shareholder received notice that it is or would be with the passage of time, (a) in violation of any provision or its Articles of Incorporation or Bylaws or (b) in default or violation of any term, condition or provision of (i) any judgment, decree, order, injunction or stipulation applicable to the Company or (ii) any agreement, note, mortgage, indenture, contract, lease, sublease or instrument, permit, concession, franchise or license to which the Company is a party or by which the Company or its properties or assets may be bound, including, without limitation the FCC Note and site licenses.

2.19 Environmental Matters.

     (a) Hazardous Material. Except as set forth on Schedule 2.19, no underground storage tanks and no amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws (a "Hazardous Material"), but excluding office and janitorial supplies and packaged brake fluid, oil, waxes, polishes and other similar items in the Equipment, are present, as a result of the deliberate actions of the Company, or as a result of any actions of any third party or otherwise, in, on, under or adjacent to any Company Real Property, or any other real property previously occupied by the Company that is not included in Company Real Property, including the land and the improvements, ground water and surface water thereof.

     (b) Hazardous Materials Activities. The Company has not transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, nor has the Company disposed of, transported, sold, or manufactured any product containing a Hazardous Material (collectively "Hazardous Materials Activities") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

     (c)  Permits.  The Company  currently  holds all  environmental  approvals, permits, licenses, clearances and consents (the "Environmental Permits") necessary for the conduct of the Company's Hazardous Material Activities and other businesses of the Company as such activities and businesses are currently being conducted.

     (d) Environmental Liabilities. No material action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending threatened concerning any Environmental Permit, Hazardous Material or any Hazardous Materials Activity of the Company. Neither the Company nor the Shareholder are aware of any fact or circumstance that could involve the Company in any material environmental litigation or impose upon the Company any material environmental liability.

     (e) Capital Expenditures. Except as set forth on Schedule 2.18, the Company is not aware of any capital expenditures that are required in order for it to comply with Environmental Laws.

2.20 Brokers and Finders Fees; Third Party Expenses. There are no liabilities for brokerage or finders' fees, agents' commissions or any similar charges, and all other expenses incurred by the Company and the Shareholder, including but not limited to, legal, accounting and financial advisory fees, in connection with



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

the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby are the liability of the Company.

2.21 Employee Benefit Plans; Employment Matters.

     (a) All employee compensation, incentive, fringe or benefit plans, programs, policies, commitments or other arrangements (whether or not set forth in a written document) covering any active, former or retired employee or consultant of the Company or any trade or business (whether or not incorporated) which is a member of a controlled group or which is under common control with the Company within the meaning of Section 414 (Definitions and Special Rules (Deferred Payment)) of the Internal Revenue Code of 1996 (the "Code"), or with respect to which the Company has or may in the future have liability, are listed on Schedule 2.21 (the "Plans"). To the extent applicable, the Plans comply with the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Code, and any Plan intended to be qualified under
Section 401(a) (Qualified Pension, Profit Sharing, and Stock Plans -- Requirements for Qualification) of the Code and each trust intended to qualify under Section 501(a) (Exemption from Tax on Corporations, Certain Trusts, Etc.) of the Code (i) has either obtained a favorable determination letter as to its qualified status from the Internal Revenue Service ("IRS") or still has a remaining period of time under applicable Treasury Regulations or Internal Revenue Service pronouncements in which to apply for such determination letter and to make any amendments necessary to obtain a favorable determination, and
(ii) incorporates or has been amended to incorporate all provisions required to comply with the Tax Reform Act of 1986 and subsequent legislation. The Company has furnished or made available to the Buyer copies of the most recent Internal Revenue Service letters and Forms 5500 (Annual Return/Report of Employee Benefit
Plan) with respect to any such Plan.  No Plan is covered by Title IV of ERISA or
Section 412 (Minimum Funding Standards) of the Code. Neither the Company nor any officer or director of the Company has incurred any liability or penalty under
Section 4975 through 4980B (Excise Taxes -- Qualified Pension, Etc. Plans) of the Code or Title 1 of ERISA. None of the Plans promises or provides retiree medical or other retiree welfare benefits to any person except as required by applicable law, including, but not limited to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended. Each Plan has been maintained and administered in all material respects in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, which are applicable to such Plans. No suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Plan activities) has been brought, or is threatened, against or with respect to any such Plan. All contributions, reserves or premium payments required to be made or accrued as of the date hereof to the Plans have been made or accrued. Schedule 2.21 includes a listing of the accrued vacation liability of the Company as of the December 31, 1996.

     (b) The Company (i) is in compliance in all material respects with all applicable federal and state laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees; (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) (other than routine payments to be made in the normal course of business and consistent with past practice) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits for Employees.

     (c) The Company is not bound by or subject to (and none of its respective assets or properties is bound by or subject to) any arrangement with any labor union. No employee of the Company is represented by any labor union or covered by any collective bargaining agreement and no campaign to establish such representation is in progress. There is no pending or threatened labor dispute involving the Company and any group of its employees nor has the Company experienced any labor interruptions over the past three years and the Company considers its relationship with its employees to be good.

     (d) Except as set forth on Schedule 2.21, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby or thereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director, officer, employee or consultant of the Company under any employment agreement, Plan or otherwise, (ii) materially increase any benefits otherwise payable under any employment agreement or Plan or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

2.22 Insurance. Schedule 2.22 lists all insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company, including without limitation product liability insurance. There is no claim by the Company pending under any of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and the Company is otherwise in material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). The Shareholder have no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies. 2.23 Compliance with Laws. The Company has materially complied with, is not in material violation of, and has not received any notices of violation with respect to, any federal, state or local statute, law or regulation, domestic or foreign.

2.24 Complete Copies of Materials. All documents delivered or made available by the Company at the request of the Buyer or its counsel are true and complete copies of each document (or summaries of same).

2.25 Warranties; Indemnities; Product Liability. Except as set forth on Schedule 2.25, there are no currently pending product liability claims against the Company. Schedule 2.25 sets forth all product liability claims filed against the Company since inception and a description of the disposition of all such claims.

2.26 Customer and Vender Lists. The Company has provided to the Buyer true and complete lists (the "Customer Lists") of all customers of the Company that have purchased products or services from the Company during (i) the prior fiscal year and (ii) the period from January 1, 1998 through the date hereof. The Company has also provided to the Buyer true and complete lists (the "Vendor Lists") of all vendors of the Company from which the Company has purchased products or services related to the SMR business during (i) the prior fiscal year and (ii) the period from January 1, 1998 through the date hereof. On the Effective Date, the Company shall provide to the Buyer the Customer Lists and the Vendor Lists complete with the name, a contact name, the address, the telephone number and the facsimile number of each such customer and vendor, as the case may be.

2.27 Interested Party Transactions. Except as set forth on Schedule 2.27, no officer, director or shareholder of the Company (nor any ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has an interest), has, directly or indirectly, (i) an interest in any entity that furnished or sold, or furnishes or sells, services or products that the Company furnishes or sells, or proposes to furnish or sell, or (ii) an interest in any entity that purchases from or sells or furnishes to, the Company, any goods or services or (iii) a beneficial interest in any Contract; provided, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an "interest in any entity" for purposes of this Section 2.27.

2.28  Individual   Representations  and  Warranties.   The  Shareholder  further
represents and warrants to the Parent and the Buyer as follows:

     (a) Such Shareholder has all power and authority to enter into this Agreement and each of the other agreements that are attached as Exhibits hereto (the "Related Agreements") to which it is a party, to perform such Shareholder's respective obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

     (b) Each of this Agreement and the Related Agreements has been duly executed and delivered by such Shareholder who is a party thereto and constitutes a legal, valid and binding obligation of the Shareholder enforceable against such Shareholder in accordance with its terms, except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable principles.

     (c) The execution and delivery of this Agreement and the Related Agreements by such Shareholder does not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under any mortgage, indenture, lease, contract or other agreement or instrument, permit concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to such Shareholder or such Shareholder's properties or assets.

2.29 Representations Complete. None of the representations or warranties made by the Company or the Shareholder (as modified by the Disclosure Schedules), nor any statement made in any Schedule or certificate furnished by the Company or the Shareholder pursuant to this Agreement, contains or will contain at the Closing, any untrue statement of a material fact, or omits or will omit at the Closing to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

2.30 Permits; Licenses; FCC Matters.

     (a) Each Facility being operated by the Company in connection with the management and operation of its business as now conducted, have been and are being operated in material accordance with the terms and conditions of the Company's Licenses and in compliance with any applicable law, including the requirements of the Communications Act and the FCC Rules.

     (b) The Company in its ownership, management and operation of its business, as now being conducted, is not operating any of its SMR sites ("Facilities") for which any FCC License is required, other than such Facilities for which an appropriate FCC License (or any Other Authorization) has been obtained and is in effect.

     (c) Schedule 1.1 contains a complete list of all Licenses used by the Company, including the correct expiration date of each such License.

     (d) The Licenses, and the other permits, licenses, authorizations and approvals currently held or obtained by the Company, constitute collectively all of the permits, licenses, authorizations and approvals necessary or advisable for the Company to acquire, own, lease, control, manage and operate their SMR business as now conducted ("Other Authorizations").

     (e) Each of the Licenses (1) is validly issued, (2) is in full force and effect, (3) has not been suspended, revoked, canceled, or modified in any adverse way, and (4) is not subject to any conditions or requirements that are not generally imposed by the FCC upon the holders of FCC Specialized Radio licenses. Each of the Other Authorizations, if any, held by the Company is validly issued, is in full force and effect, has not been suspended, revoked, or canceled, or modified in any adverse way, and is not subject to any conditions or requirements that are not generally imposed upon the holders of similar types of permits, licenses, authorizations or approvals.

     (f) To the Company's best knowledge and belief after diligent inquiry including discussions with FCC counsel, each of such Borrower, its Subsidiaries, the Other Licensees and the Facilities is or are in compliance in all material respects with: the terms and conditions of the Licenses, the Communications Act, the FCC Rules, any applicable public utilities laws, and any applicable State PUC Rules, and any other applicable laws, regulations, permits, licenses, authorizations, or approvals.

     (g) The Company, with respect to the Licenses, has taken all actions and performed all obligations that are necessary to comply in all material respects with the terms and conditions of the Licenses and to maintain such Licenses in full force and effect and without adverse modification or impairment. The Company has taken all actions and performed all obligations that are necessary to comply in all material respects with the terms and conditions of its Other Authorizations. The Company has taken all actions and performed all obligations that are necessary to comply in all material respects with the terms and conditions of its other permits, licenses, authorizations or approvals and to maintain such permits, licenses, authorizations or approvals in full force and effect and without adverse modification or impairment except where the occurrence of any such suspension, revocation or cancellation or the imposition of any such requirement could not reasonably be expected to have a Material Adverse Effect.

     (h) The Company has no reason to believe that the Licenses not be renewed by the FCC on a routine basis and in the ordinary course. The Company has no reason to believe that the Other Authorizations, if any, will not be renewed by a State PUC on a routine basis and in the ordinary course. The Company have no reason to believe that the other permits, licenses, authorizations or approvals used by the Company will not be renewed by the relevant authority on a routine basis and in the ordinary course. To the Company's best knowledge and belief after diligent inquiry including discussions with FCC counsel, the Company have duly, timely, and accurately filed all reports and documents required by the Communications Act, required by the FCC Rules, requested by the FCC, required by any applicable public utilities laws, required by any State PUC Rules, or requested by any State PUC.

     (i) The Company is not a party to nor has reason to believe that it is or will be threatened with, any material investigation, notice of apparent liability, violation, forfeiture or other notice, order or complaint issued by or before the FCC, or any other notice, order or complaint issued by or before the FCC, or any other proceeding (other than proceedings of general applicability) that questions the validity of, contests or could reasonably be expected to threaten or adversely affect the validity or continued effectiveness of any of the Licenses, any Other Authorization or of any other material permits, licenses, authorizations or approvals.

     (j) The operation by the Company of its Facilities does not cause or result in exposure of workers or the general public to levels of radio frequency radiation in excess of the applicable limits stated in the FCC Rules, or any other applicable law, and any renewals of the Licenses will not constitute an action for which an environmental assessment would be required under the FCC Rules.

     (k) The Company has not granted any security interest in any of the Licenses or in any of the proceeds derived. The Company has not received any notice or any other formal or informal communication to the effect, or is aware of any facts indicating, that any party has purported to grant a security interest in any of the Licenses, in any of the Other Authorizations, or in any of the proceeds derived therefrom.

     (l) There does not exist any agreement, written or oral, which materially affects the Licenses or Other Authorizations and the business of the Company in each of its Facilities.


                                   ARTICLE III

           REPRESENTATIONS AND WARRANTIES OF THE PARENT AND THE BUYER


The Parent and the Buyer represent and warrant to the Company and the Shareholder as follows:

3.1 Organization, Standing and Power. Each of the Parent and the Buyer (as of the Closing Date) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of the Parent and the Buyer has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the ability of the Parent and the Buyer to consummate the transactions contemplated hereby.

3.2 Authority. Each of the Parent and the Buyer has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this

Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Buyer. This Agreement has been duly executed and delivered by each of the Parent and the Buyer and constitutes the valid and binding obligations of each of the Parent and the Buyer, enforceable in accordance with its terms, except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

3.3 No Default; Non-Contravention. Neither the execution and delivery of this Agreement and all other documents contemplated hereby nor the consummation of the transactions hereby contemplated by Buyer will constitute any violation or breach of the Certificate of Incorporation or By-Laws of Buyer or any provision of any contract, agreement, instrument, judicial or administrative order or decree to which Buyer is a party.

3.4 Capital Structure. As of the Closing Date, the capital structure of Buyer shall consist of 1,000 shares of Common Stock authorized of which, after the issuance of the Shares to the Company, 575 shares will be outstanding of which Parent shall own 500 and the Company shall own 75 and 425 of Series A Preferred Stock ("Preferred Stock") authorized of which all 425 shares will be outstanding and owned by Parent. The terms of the Preferred Stock shall have a dividend and liquidation preference equal to all amounts contributed by Parent into Buyer. The Preferred Stock shall be equal in all other respects to shares of Common Stock. The Company shall also have customary antidilution rights for a period of three years from the date of execution of this Agreement for the purposes of allowing it to maintain its 7.5% ownership of Buyer.

3.5 Brokers and Finders Fees; Third Party Expenses. There are no liabilities for brokerage or finders' fees, agents' commissions or any similar charges, and all other expenses incurred by the Buyer and Parent, including but not limited to, legal, accounting and financial advisory fees, in connection with the negotiation and effectuation of the terms and conditions of this Agreement are the responsibility of Buyer and Parent.

3.6 Buyer understands that it must qualify as a "very small business," as defined by the FCC, in order to be eligible to assume the FCC Note under the terms and conditions currently in effect for the Company. Buyer shall be liable for any additional costs if Buyer does not qualify as a "very small business."


                                   ARTICLE IV

                       CONDUCT PRIOR TO THE EFFECTIVE DATE

4.1 Conduct of Business of the Company. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing, the Company shall (except to the extent that the Buyer shall otherwise consent in writing), carry on its SMR business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, pay its debts and Taxes when due, pay or perform other obligations when due, and, to the extent consistent with such SMR business, use all reasonable efforts consistent with past practice and policies to preserve intact the Company's present business organizations, keep available the services of its present officers and key employees and preserve their relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired the Company's goodwill and ongoing businesses at the Closing. The Company shall promptly notify the Parent and the Buyer of any event or occurrence or emergency not in the ordinary course of business of the Company, and any material event involving the Company. Except as expressly contemplated by this Agreement, the Company shall not, without the prior written consent of the Buyer with respect to the SMR business only, unless the context indicates otherwise:

     (a) Enter into any commitment or transaction not in the ordinary course of business or any commitment or transaction of the type described in Section 2.10 hereof;

     (b) Enter into or amend any agreements pursuant to which any other party is granted broker marketing, distribution or similar rights of any type or scope with respect to any of the Company's products or services;

     (c) Amend or otherwise modify (or agree to do so), except in the ordinary course of business, or violate the terms of, any Contract;

     (d) Issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities;

     (e) Cause or permit any amendments to its Articles of Incorporation or Bylaws;

     (f) Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of the Company;

     (g) Sell, lease, license or otherwise dispose of any of the Licenses or Equipment;

     (h) Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities of the Company or guarantee any debt securities of others, except in the ordinary course of business that could affect the Licenses or Equipment;

     (i) Enter into any strategic alliance or joint marketing arrangement or agreement; or

     (j) Distribute any License or Equipment to any third parties (except in the ordinary course of business) or to the Shareholder; or

     (k) Take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through (k) above, or any other action that would prevent the Company and the Shareholder from performing their covenants hereunder.

4.2 No Solicitation. Until the Closing, neither the Company nor the Shareholder will (nor will they permit any of the Company's officers, directors, agents, representatives or Affiliates to) directly or indirectly, take any of the following actions with any party other than the Parent, the Buyer and its designees:

     (a) solicit, encourage, initiate or participate in any negotiations or discussions with respect to, any offer or proposal to acquire all or any portion of the Company's business and properties or capital stock whether by merger, purchase of assets, tender offer or otherwise,

     (b) disclose any information (other than its attorneys or financial advisors) concerning the Company's SMR business and properties, or

     (c) assist or cooperate with any person to make any proposal to purchase all or any part of the capital stock of the Company or assets.

In the event the Company or the Shareholder shall receive any offer or proposal, directly or indirectly, of the type referred to in clause (a) or (c) above, or any request for disclosure or access pursuant to clause (b) above, the Company shall immediately inform the Buyer in writing as to any such offer or proposal.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

5.1 System Management Agreement. Parent and the Company will enter into a System Management Agreement that, to the best knowledge and information of both parties, satisfies all FCC requirements governing such agreements, in substantially the same form as attached hereto as Exhibit D (the "Systems Management Agreement"). The System Management Agreement will provide that Parent will manage the day to day business affairs and operations of the Company's SMR system subject to the licensee's ultimate supervision and control during the period after execution of definitive agreements and prior to the final effective date of the FCC's approval of the assignment of the Licenses. Upon the Effective Date, Buyer, will assume all responsibility for operation and control of the system and Buyer will obtain appropriate insurance coverage including general liability insurance.

5.2 Equipment Lease Agreement. The Company shall lease to Buyer the Equipment for a five (5) year term at the initial base rate of $33,750 per quarter for the first year of payments, $42,000 per quarter for the second year of payments, $52,000 per quarter for the third year of payments, and $57,250 per quarter for the fourth year of payments (the "Equipment Lease"); provided, however, that such Equipment Lease payments shall begin one year from the Effective Date. Each quarterly payment shall be payable in advance and shall be secured by Parent. Buyer shall have the option to extend the Lease for 1 year terms (up to a total of a 3 year extension after the termination of the original 5 year term); provided, however, that the monthly rate will be the fair market value ("FMV") of Equipment on the date of any extension as agreed upon by the parties; provided that in the event that Buyer and the Company cannot agree on a FMV, the FMV shall be determined by a third party appraiser selected by the Company and Buyer. Buyer shall have the option, within 30 days of the end of any term, to purchase the Equipment at the then FMV as determined by the parties; provided that in the event that Buyer and the Company cannot agree on a FMV, the FMV shall be determined by a third party appraiser selected by the Company and Buyer. The Equipment shall be in good and operating repair upon delivery to Buyer. At the Company's option, the Company may request that Buyer acquire the Equipment at the FMV at the end of the first year; provided, however, that Buyer consent to such sale. In the event of the bankruptcy of the Company, Buyer shall have the right to purchase the Equipment at its then FMV. Buyer shall be responsible for maintenance and repair of the Equipment and the Company shall carry appropriate insurance on the Equipment. The above described terms shall be contained in a Lease Agreement to be attached as Exhibit E (a "Lease Agreement").

5.3 Access to Information.

     (a) The Company shall afford the Parent, the Buyer and their accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Closing relating to the SMR business (a) all of the Company's properties, books, contracts, commitments and records, and
(b) all other information concerning the business, properties and personnel of the Company as the Buyer may reasonably request. No information or knowledge obtained in any investigation pursuant to this Section 5.1 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Acquisition.

     (b) The Company or Buyer shall have the right to request quarterly management meetings at such place and time as shall be determined by the Company and Buyer upon 30 day's written notice.

5.4 Assignment of Site Leases and/or Agreements Licenses. The Company shall assign, and shall obtain all necessary approvals and consents to assign, all of its site licenses, leases and/or agreements as set forth on Schedule 5.4 attached hereto (the "Site Leases").

5.5 Transitional Cooperation. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing, the Shareholder each agree that they will provide such assistance as may be reasonably requested by the Buyer or the Parent with respect to transitioning business relationships from the Company to the Buyer. Such assistance shall include but not be limited to: (i) preparing joint press statements regarding the transactions contemplated by this Agreement; (ii) meeting with current or prospective customers of, and suppliers to, the Company; and (iii) meeting with Company employees to facilitate the hiring of such persons by Buyer following the Closing. The Parent agrees that it shall promptly reimburse the Company (or the Shareholder as applicable) for those out-of-pocket expenses that were reasonably incurred by the Shareholder or the Company, as the case may be, in complying with the Buyer's or the Parent's requests for assistance pursuant to this Section 5.2.

5.6 Confidentiality. Each of the parties hereto hereby agrees to keep such information or knowledge obtained in any investigation pursuant to Section 5.1, or pursuant to the negotiation and execution of this Agreement or the effectuation of the transactions contemplated hereby, confidential.

5.7 Expenses. Whether or not the Acquisition is consummated, all fees and expenses incurred in connection with the Acquisition including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby ("Third Party Expenses"), (i) in the case of Third Party Expenses incurred by the Buyer, shall be the obligation of the Buyer and (ii) in the case of Third Party Expenses incurred by the Company or the Shareholder, shall be the obligation of the Company.

5.8 Public Disclosure. Unless otherwise required by law, prior to the Closing, no disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement shall be made by any party hereto unless shown to and approved in writing by the Parent, the Buyer and the Company prior to release; provided, however, that such approval shall not be required with respect to disclosure made by the Parent to comply with applicable securities laws. The Parent agrees to provide to the Company and the Shareholder drafts of any disclosure required under applicable securities laws prior to such disclosure being made.

5.9 Consents. The Shareholder shall use its best effort, and shall cause the Company to use its best effort, and the Company hereby agrees to use such effort, to obtain the consents, waivers and approvals under any of the Contracts or Government Authorizations as may be required in connection with the Acquisition (all of such consents and approvals are set forth in Schedule 2.4) so as to preserve all rights of, and benefits to, the Company thereunder.

5.10 Insurance. Prior to the Effective Date Company shall maintain adequate insurance but in no event less than it currently has in effect as of the date hereof at all times. From the Effective Date until Closing, the Company shall continue to maintain its current insurance or an additional amount requested by Buyer and the Company shall name Buyer as an additional insured. Buyer shall reimburse the Company for such insurance expense from the Effective Date until the Closing. After the Closing, the Company shall no longer have an insurance obligation.

5.11 Reasonable Best Efforts. Subject to the terms and conditions provided in this Agreement, each of the parties hereto shall use its reasonable best efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement.

5.12 Notification of Certain Matters. The Company shall give prompt notice to the Parent and the Buyer, and Parent and the Buyer shall give prompt notice to the Company, of (i) the occurrence or nonoccurrence of any event, the occurrence or nonoccurrence of which is likely to cause any representation or warranty of the Company and the Shareholder, on the one hand, and the Parent and the Buyer, on the other hand, contained in this Agreement to be untrue or inaccurate at or in the period prior to the Closing and (ii) any failure of the Company and the Shareholder or the Parent and the Buyer, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.10 shall not limit or otherwise affect any remedies available to the party receiving such notice.

5.13 Additional Documents and Further Assurances. Each party hereto, at the request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby. From and after the Closing, each party agrees to cooperate with, and shall provide to the other parties, all necessary information in order for such requesting party to comply with information disclosure requirements under applicable federal and state securities laws and regulations and federal and state franchise, income, sales and other tax laws and regulations. Without limiting the generality of the foregoing, the Company shall, promptly following payment, provide evidence to the Buyer of payment of all sales and franchise taxes arising in connection with the transactions contemplated by this Agreement. In addition, each party agrees to cooperate with the other parties with respect to any currently pending or future litigation, claims, investigations or the like related to the business of the Company.

5.14 Adjustment to Estimated Purchase Price.

     (a) In the event that any License is not assigned by the Company to buyer for any reason, other than reasons attributable to Buyer or Parent, the Estimated Purchase Prices shall be adjusted (the "Adjusted Purchase Price") by reducing the amount assumed under the FCC Note by the amount of principal attributable to such license in the FCC Note. In addition, the Warrant, the Shares, the Equipment Lease obligations and other affected rights shall be proportionally adjusted.

5.15 Tax Matters.

     (a) Tax Returns. The Company shall be responsible for timely filing all federal and state income tax returns of the Company and for paying all income taxes attributable to the income of the Company for all periods. The Company shall also be responsible for and shall pay that portion of real, personal or other property taxes attributable to periods prior to the Closing Date.

     (b) Allocation of Adjusted Purchase Price. The Adjusted Purchase Price for the Purchased Assets shall be allocated in accordance with Schedule 5.14 (the "Allocation") which shall be mutually agreed upon by the Buyer and the Company. The parties agree that all Tax Returns and reports (including IRS Form 8594 (Asset Acquisition Statement)) and all financial statements shall be prepared in a manner consistent with (and the parties shall not otherwise take a position inconsistent with) the Allocation unless required by the IRS or a state taxing authority.

     (c) Responsibility for Taxes. Each of the Company and the Shareholder, jointly and severally, hereby indemnifies and agrees to hold the Parent and the Buyer harmless from, against and in respect of any U.S. federal or State of Colorado Tax liability (including interest and penalties), if any, incurred by or imposed upon the Parent and the Buyer resulting from or as a consequence of the Acquisition (including without limitation, any such Tax liability arising pursuant to Section 1374 of the Code or state counterpart).

5.16 Bulk Sales Laws. The Company shall take all actions necessary to comply with the provisions of the Uniform Commercial Code and the Civil Code of Colorado concerning bulk sales of bulk transfers or any similar law, if applicable (the "Bulk Sales Laws"), including, without limitation, the filing and publication of notices of the transactions contemplated hereunder that may be required by the Bulk Sales Laws. The Buyer shall fully cooperate with the Company with respect to compliance with the Bulk Sales Laws.

5.16 Accounts Receivable. Account Receivables accrued prior to the Effective Date shall belong to the Company and all Account Receivables accrued after the Effective Date shall belong to Buyer; provided, however, that any Company Account Receivables aged over 90 days after the Effective Date shall become the property of Buyer.

                                   ARTICLE VI

                            CONDITIONS TO THE CLOSING

6.1 Conditions to Obligations of Each Party to Effect the Acquisition. The respective obligations of each party to this Agreement to effect the Acquisition shall be subject to the satisfaction at or prior to the Closing of the following condition:

     (a) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Acquisition shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Acquisition, which makes the consummation of the Acquisition illegal.

     (b) FCC Approvals. All regulatory approvals relating to the transfer of the Licenses to Buyer shall have been received and shall be final and unappealable.

6.2 Additional Conditions to Obligations of Company and the Shareholder. The obligation of the Company and the Shareholder to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

     (a) Representations, Warranties and Covenants. The representations and warranties of the Buyer in this Agreement shall be true and correct on and as of the Closing as though such representations and warranties were made on and as of such time and the Buyer shall have performed and complied with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Closing. (b) Certificate of the Buyer. The Company shall have been provided with a certificate executed on behalf of the Parent and the Buyer by one of its executive officers to the effect that, as of the
Closing:

     (b) Certificate of Buyer. The Company shall have been provided with a certificate executed on behalf of the Parent and the Buyer by one of its
executive   officers  to  the  effect  that,   as  of  the   Closing:

          (i) all representations and warranties made by the Parent and the Buyer in this Agreement are true and correct in all material respects; and

          (ii) all covenants, obligations and conditions of this Agreement to be performed by the Parent and the Buyer on or before such date have been so performed.

     (c) Systems Management Agreement. The Buyer shall have entered into the Systems Management Agreement with the Company.

     (d) Lease Agreement. The Buyer shall have entered into a lease agreement with the Company as required by Section 5.2 and such Lease Agreement shall be secured by Parent.

6.3 Additional Conditions to the Obligations of the Parent and the Buyer. The obligations of the Parent and the Buyer to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by the Buyer:

     (a) Representations, Warranties and Covenants. The representations and warranties of the Company and the Shareholder in this Agreement shall be true and correct in all material respects on and as of the Closing, as though such representations and warranties were made on and as of such time and the Company and the Shareholder shall have performed and complied with all covenants, obligations and conditions of this

Agreement required to be performed and complied with by such party as of the Closing. The parties agrees that nothing in this Section 6.3(a) shall limit the Parent's and the Buyer's rights to an adjustment to the Estimated Purchase Price pursuant to Section 5.14.

     (b) Certificate of Company. The Buyer shall have been provided with a certificate executed by the President of the Company and the Shareholder to the effect that, as of the Closing:

          (i) all representations and warranties made by the Company and the Shareholder in this Agreement are true and correct in all material respects; and

          (ii) all covenants, obligations and conditions of this Agreement to be performed by the Company and the Shareholder on or before such date have been so performed.

     (c) Systems Management Agreement. The Company shall have entered into a Systems Management Agreement with the Buyer.

     (d) Lease Agreement. The Company shall have entered into a Lease Agreement with the Buyer and such Lease Agreement shall be guaranteed by Parent.

     (e) Third Party Consents. Any and all consents, waivers, and approvals listed pursuant to Schedule 2.4 shall have been obtained.

     (f) Legal Opinion. The Buyer shall have received a legal opinion from legal counsel to the Company, substantially in the form of Exhibit F hereto and a legal opinion regarding FCC issues from FCC counsel to the Company, substantially in the Form of Exhibit G.

     (g) No Injunctions or Restraints on Conduct of Business; Litigation. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or provision challenging the Buyer's proposed acquisition of the Purchased Assets, or limiting or restricting the Buyer's conduct or operation of the business of the Company (or its own business) following the Acquisition shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending. There shall be no action, suit, claim or proceeding of any nature pending, or overtly threatened, against the Parent, the Buyer or the Company, their respective properties or any of their officers or directors, arising out of, or in any way connected with, the Acquisition or the other transactions contemplated by the terms of this Agreement.

     (h) No Material Adverse Changes; Claims. There shall not have occurred any material adverse change in the business, assets (including intangible assets), results of operations, liabilities (contingent or accrued) or financial condition of the Company or of the Parent. There shall not have occurred any claims (whether or not asserted in litigation) which reasonably could be expected to materially and adversely affect the consummation of the transactions contemplated hereby or the Purchased Assets or other assets (including intangible assets), financial condition or results of operations of the Company.

     (i) Bulk Sales Laws. The Company shall have complied with the provisions of the Bulk Sales Laws, if applicable.

     (j) Board of Director Approval. The Parent shall have received approval of this Agreement from its Board of Directors.


                                   ARTICLE VII

                     REMEDIES FOR BREACHES OF THE AGREEMENT

7.1 Survival of Representations and Warranties.

     (a) All of the representations and warranties of the Company and the Shareholder (except for those contained in Sections 2.8 (Tax and Other Returns and Reports), 2.15 (Litigation) and 2.19 (Environmental Matters)) contained in herein shall survive the Closing and continue in full force and effect for a period of the greater of the applicable tort statute of limitations or three (3) years following the Closing. The representations and warranties of the Company and the Shareholder contained in Sections 2.8 and 2.19 shall continue in full force and effect without limit as to time (subject to any applicable statutes of limitations). The representation and warranty contained in Section 2.15 shall continue in full force and effect for a period of the greater of the applicable tort statute of limitations and three (3) years following the Closing. The covenants and agreements in this Agreement shall survive except to the extent they are specifically limited by their terms.

7.2 Indemnification. In the event (a) any of the Company or the Shareholder' breach any of its or his respective representations, warranties, agreements or covenants contained herein or (b) the Company incurs liabilities that are not Assumed Liabilities for which a claim is made against the Parent or the Buyer, then, subject to the provisions of this Article VII, the Indemnifying Parties agree, jointly and severally, to indemnify, defend and hold harmless the Buyer and its officers, directors, employees, shareholder, assigns, successors and affiliates (individually, an "Indemnified Party" and collectively, the "Indemnified Parties") from and against the entirety of any and all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, reasonable amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses ("Adverse Consequences") an Indemnified Party may suffer arising out of, relating to, in the nature of, or caused by the breach or liability of the Company that is not an Assumed Liability.

7.3 Matters Involving Third Parties.

     (a) If any third party shall notify an Indemnified Party with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any Indemnifying Party under this Article VII, the Indemnified Party shall promptly notify Seller's Agent (as defined herein) thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying Seller's Agent shall relieve the Indemnifying Parties from any obligation hereunder unless (and then solely to the extent) the Indemnifying Parties thereby are prejudiced.

     (b) The Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner such Indemnified Party reasonably may deem appropriate (and such Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), and the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Article VII. Notwithstanding the foregoing sentence, counsel for any Indemnifying Party shall be permitted to monitor the Indemnified Party's defense of a Third Party Claim for the purpose of advising of the status and progress of the defense. Any such activity shall be at the sole expense of the Indemnifying Parties.

7.4 Procedure for Asserting Claims. If an Indemnified Party wishes to assert a claim for indemnification pursuant to this Article VII, the Indemnified Party shall prepare and deliver to the other party a certificate signed by an officer of the Parent (an "Officer's Indemnification Claim") providing notice of such claim and specifying in reasonable detail the date the Adverse Consequences relating to such claim were paid, incurred or otherwise arose, and the nature of the misrepresentation or breach to which such Adverse Consequences are related. The Indemnified Party shall act reasonably and in good faith in preparing any such Officer's Indemnification Claim and in specifying any alleged Adverse Consequences. If the other party disputes the claim, the other party shall notify the Indemnified Party of such disagreement within fifteen (15) days of the delivery by the Indemnified Party of the Officer's Indemnification Claim. Thereupon, the Indemnified Party and the other party will, during the thirty
(30) day period following delivery of the Officer's Indemnification Claim, negotiate in good faith to resolve their differences with respect to the claim. If the parties fail to reach an agreement prior to the expiration of such 30-day period, either party shall be entitled to submit such claim to arbitration pursuant to Section 7.5 hereto.

7.5 Resolution of Conflicts: Arbitration.

     (a) If no agreement can be reached regarding a claim described in an Officer's Indemnification Claim delivered pursuant to Section 7.4, either the Indemnified Party or the other party may, by written notice to the other, demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained (provided that an indemnitee's rights shall not be prejudiced by any delay in determining the amount of such claim) or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. Within fifteen (15) days after such written notice is delivered, the Indemnified Party and other party shall each select one arbitrator, and thereafter the two arbitrators so selected shall select a third arbitrator. The decision of the majority of the arbitrators as to the validity and amount of any claim pursuant to this Agreement shall be binding and conclusive upon the parties to this Agreement.

     (b) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in Delaware under the commercial rules then in effect of the American Arbitration Association. The costs of arbitration shall be borne by the party incurring such costs.


                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER


8.1 Termination. Except as provided in Section 8.2 below, this Agreement may be terminated and the Acquisition abandoned at any time prior to the Closing:

     (a) by mutual written consent of the Company and the Buyer;

     (b) by the Buyer or the Company if: (i) the FCC denies 20% or more of Buyer's applications to transfer any of the Licenses to Buyer; (ii) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Acquisition; or (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Acquisition by any governmental entity that would make consummation of the Acquisition illegal;

     (c) by the Buyer if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Acquisition by any Governmental Entity, which would: (i) prohibit the Buyer's or the Company's ownership or operation of all or a portion of the Purchased Assets or (ii) compel the Buyer or the Company to dispose of or hold separate all or a portion of the assets or business the Buyer as a result of the Acquisition;

     (d) by the Buyer if it is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company or the Shareholder and such breach has not been cured within five (5) business days after delivery of written notice to the Company by the Buyer (provided that no cure period shall be required for a breach which by its nature cannot be cured);

     (e) by the Company if it is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Parent and the Buyer and such breach has not been cured within five (5) business days after delivery of written notice to the Parent and the Buyer by the Company (provided that no cure period shall be required for a breach which by its nature cannot be cured).

8.2 Effect of Termination. In the event of termination of this Agreement as provided in Sections 8.1(a), 8.1(b) and 8.1(c), this Agreement shall forthwith become void and there shall be no liability or obligation on the part of the Parent, the Buyer, the Company, the Shareholder or their respective officers, directors or stockholders, as applicable. In the event of termination of this Agreement pursuant to Sections 8.1(d) or 8.1(e), then the Company and the Shareholder in the former case and the Parent and the Buyer in the latter case shall remain liable for any breaches of this Agreement prior to its termination. Notwithstanding anything to the contrary, the provisions of Sections 5.6 (Confidentiality), 5.7 (Expenses), this Section 8.2 and Article IX of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

8.3 Amendment. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

8.4 Extension; Waiver. At any time prior to the Closing, the Buyer, on the one hand, and the Company and the Shareholder, on the other hand, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.


                                   ARTICLE IX

                               GENERAL PROVISIONS

9.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     (a) if to the Parent or the Buyer, to:

                           Rick D. Rhodes, Esq.
                           Chadmoore Wireless Group, Inc.
                           2875 East Patrick Lane, Suite G
                           Las Vegas, NV  89120


                           with a copy to:

                           Gilles S. Attia, Esq.
                           Graham & James, LLP
                           400 Capital Mall, Suite 2400
                           Sacramento, CA  95814


     (b) if to the Company or to Shareholder, to:

                           James Krejci
                           American Wireless Network, Inc.
                           9350 E. Arapahoe Road, Suite 340
                           Englewood, CO  80112
                           with a copy to:

                           Gordon Dihle, Esq.
                           4881 S. Amaro Drive
                           Evergreen, CO  80439

9.2 Interpretation. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

9.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

9.4 Entire Agreement; Assignment. This Agreement, the Schedules and Exhibits hereto, and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided, except that the Buyer may assign their respective rights and delegate their respective obligations hereunder to their respective affiliates.

9.5 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

9.6 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

9.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada as applicable to parties domiciled in Nevada and regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

9.8 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

9.9 Certain Definitions. For the purposes of this Agreement, the terms set forth below shall have the following definitions:

     (a) "Accounts Receivable" shall have the meaning set forth in Section 2.17(a) hereof.

     (b) "Adjusted  Purchase  Price" shall have the meaning set forth in Section
1.3 hereof.

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

     (c) "Adverse Consequences" shall have the meaning set forth in Section 7.2 hereof.

     (d) "Allocation" shall have the meaning set forth in Section 5.14(b) hereof.

     (e) "Assumed Liabilities" shall have the meaning set forth in Section 1.2 hereof.

     (f) "Bulk Sales Laws" shall have the meaning set forth in Section 5.15 hereof.

     (g) "Closing" shall have the meaning set forth in Section 1.4 hereof.

     (h) "Closing Date" shall have the meaning set forth in Section 1.4 hereof.

     (l) "Code" shall have the }meaning set forth in Section 2.21(a) hereof.

     (j) "Common Stock" shall have the meaning set forth in Section 2.2 hereof.

     (k)  "Company  Financial  Statements"  shall have the  meaning set forth in
Section 2.8 hereof.

     (l) "Conflict" shall have the meaning set forth in Section 2.7 hereof.

     (m) "Contract" shall have the meaning set forth in Section 2.7 hereof.

     (n)  "Customer  Lists"  shall have the  meaning  set forth in Section  2.26 hereof.

     (o) "Effective Date" shall mean the earliest of July 1, 1999 or the date of notice of effective date from Parent informing the Company of effectiveness; provided, however, that the Effective Date shall not be interpreted to affect the effectiveness of this Agreement, which shall become effective on the date first set forth in this Agreement.

     (p) "Environmental Permits" shall have the meaning set forth in Section 2.19(c) hereof.

     (q) "ERISA" shall have the meaning set forth in Section 2.20(a) hereof.

     (r) "Estimated  Purchase Price" shall have the meaning set forth in Section
1.3 hereof.

     (s)  "Excluded  Assets"  shall have the  meaning  set forth in Section  1.1 hereof.

     (t) "GAAP" shall have the meaning set forth in Section 2.5 hereof.

     (u) "Government Authorizations" shall have the meaning set forth in Section
2.13 hereof.

     (v) "Governmental Entity" shall have the meaning set forth in Section 2.4 hereof.

     (w) "Hazardous Material" shall have the meaning set forth in Section 2.19(a) hereof.

     (x) "Hazardous  Materials  Activities"  shall have the meaning set forth in
Section 2.19(b) hereof.

     (y) "Indemnified Party" shall have the meaning set forth in Section 7.2 hereof.

     (z) "Indemnifying Party" shall have the meaning set forth in Section 7.3(a) hereof.

     (aa)  "Interim  Balance  Sheet" shall have the meaning set forth in Section
2.5 hereof.

     (bb)  "Interim  Balance  Sheet  Date"  shall have the  meaning set forth in
Section 2.5 hereof.

     (cc) "Interim Financials" shall have the meaning set forth in Section 2.5 hereof.

     (dd) "IRS" shall have the meaning set forth in Section 2.20(a) hereof.

     (ee) "Lien" shall have the meaning set forth in Section 1.1 hereof.

     (ff) "Material  Adverse Effect" shall have the meaning set forth in Section
2.1 hereof.

     (gg) "Officer's  Indemnification Claim" shall have the meaning set forth in
Section 7.4 hereof.

     (hh) "Plans" shall have the meaning set forth in Section 2.20(a) hereof.

     (ii) "Related Agreements" shall have the meaning set forth in Section 2.28(a) hereof.

     (jj) "Third Party Claim" shall have the meaning set forth in Section 7.3(a) hereof.

     (kk) "Third Party Expenses" shall have the meaning set forth in Section 5.7 hereof.

     (ll)  "Vendor  Lists"  shall have the  meaning  set forth in  Section  2.26 hereof.

     (mm) "Year-End Financials" shall have the meaning set forth in Section 2.5 hereof.





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




IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.


PARENT

Chadmoore Wireless Group, Inc.


     SS/ Robert W. Moore
--------------------------------------
By: Robert W. Moore, President and CEO


BUYER

S.E. 900, Inc.


      SS/ Robert W. Moore
---------------------------------------
By:  Robert W. Moore, President and CEO


SELLER COMPANY

American Wireless Network, Inc.


By:

Name:    SS/ James J. Krejci
       ----------------------------

Title:            President
       ----------------------------


SHAREHOLDER


ComTec International, Inc.

By:

Name:    SS/ James J. Krejci
     -------------------------------

Title:            President
      ------------------------------



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